Exhibit 99.1

Wayfair Closes Offering of $800 Million Senior Secured Notes

BOSTON, October 8, 2024 – Wayfair Inc. (NYSE: W) (the “Company,” “we” or “Wayfair”) today announced that its subsidiary, Wayfair LLC (the “Issuer”), closed its previously announced private offering of $800 million in aggregate principal amount of 7.250% senior secured notes due 2029 (the “Notes”). The Notes will mature on October 31, 2029, unless earlier repurchased or redeemed in accordance with their terms.

We intend to use the net proceeds from the Notes offering, together with cash on hand, for the repayment of certain of Wayfair’s existing convertible senior notes and general corporate purposes.

“Wayfair has demonstrated considerable cost discipline over the past two years, and we’re excited for this next step on our journey of financial maturation,” said Kate Gulliver, Chief Financial Officer and Chief Administrative Officer, Wayfair. “We’re on a solid path to continue deleveraging as we strive to improve our cash flow profile and repay our upcoming maturities over the next year.”

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by Wayfair and certain Wayfair domestic subsidiaries that guarantee the Issuer’s senior secured revolving credit facility. The Notes and related guarantees are secured on a first-priority basis by liens on the same assets that secure the Issuer’s senior secured revolving credit facility.

The Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Notes were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any securities. Any offer of the Notes and related guarantees was not made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. This press release also shall not constitute an offer to purchase, a solicitation of an offer to sell, or notice of redemption with respect to any of Wayfair’s outstanding convertible notes.

About Wayfair

Wayfair is the destination for all things home, in one inspiring place. With quality finds for every style and budget, and a convenient experience from inspiration to installation, Wayfair empowers everyone, everywhere to create a space that is just right for them.

The Wayfair family of brands includes:

•	Wayfair: Every style. Every home.

•	AllModern: All of modern, made simple.

•	Birch Lane: Classic style for joyful living.

•	Joss & Main: The ultimate style edit for home.

•	Perigold: The destination for luxury home.

•	Wayfair Professional: A one-stop Pro shop.

Wayfair generated $11.9 billion in net revenue for the twelve months ended June 30, 2024 and is headquartered in Boston, Massachusetts with global operations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements relating to our deleveraging and capital strategy, statements regarding the anticipated use of the net proceeds from the offering of the Notes and expectations regarding the repayment of Wayfair’s outstanding convertible notes, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “path to,” or the negative of these terms or other similar expressions. Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. We believe that these risks and uncertainties include, but are not limited to, adverse macroeconomic conditions, including rising and fluctuating interest rates and inflation, slower growth or the potential for recession, disruptions in the global supply chain, conditions affecting the retail environment for products we sell, and other matters that influence consumer spending and preferences, as well as our ability to plan for and respond to the impact of these conditions; our ability to acquire and retain customers in a cost-effective manner; our ability to increase our net revenue per active customer; our ability to build and maintain strong brands; our ability to manage our growth and expansion initiatives; and our ability to expand our business and compete successfully. A further list and description of risks, uncertainties and other factors that could cause or contribute to differences in our future results include the cautionary statements herein and in our most recent Annual Report on Form 10-K and in our other filings and reports with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Media Relations Contact:

Tara Lambropoulos

PR@Wayfair.com

Investor Relations Contact:

James Lamb

IR@wayfair.com

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